SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2015

Xenetic Biosciences, Inc.
(Exact name of registrant as specified in its charter)

NV	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue Suite 230, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-778-7720

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 27, 2015, our CFO and director Colin Hill retired as a member of our board of directors and as Chief Financial Officer. The agreement which was signed on August 27, 2015, was made effective by agreement of the parties as of July 31, 2015. There was no known disagreement with Mr. Hill on any matter relating to the Company’s operations, policies or practices.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1.

SECTION 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

In addition to disclosing current information pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and for reports of information required to be disclosed by Regulation FD through our SEC filings, we also intend to disclose such current information through our investor relations website, press releases, public conference calls, webcasts and through the following social media channels:

•	Xenetic Biosciences, Inc.’s Facebook Page (https://www.facebook.com/xeneticbio)
•	Xenetic Biosciences, Inc.’s Twitter (https://twitter.com/XeneticBio)
•	Xenetic Biosciences, Inc.’s LinkedIn Page (https://www.linkedin.com/company/xenetic-biosciences-inc-)
•	Xenetic Biosciences, Inc.’s Google + Page (https://plus.google.com/103621858654196899741/about)
•	Xenetic Biosciences, Inc.’s Chairman’s Blog Profile (http://www.thechairmansblog.com/xenetic-biosciences)

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On September 2, 2015, we issued a press release announcing that we have launched a suite of online corporate communications channels to enhance our ongoing communications with the Company’s Shareholders and other interested parties.

A copy of the Press Release issued on September 2, 2015 is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
10.1	Form of Separation Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenetic Biosciences, Inc.

/s/ M. Scott Maguire

M. Scott Maguire
Chief Executive Officer

Date: September 2, 2015

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